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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dollar General Corporation on Form S-3 of our report dated February 22, 2000, appearing in the Annual Report on Form 10-K/A of Dollar General Corporation for the year ended January 28, 2000 and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP



Nashville, Tennessee
March 9, 2001